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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hycor Biomedical Inc. on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Hycor Biomedical Inc. for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
August 29, 2000